As filed with the Securities and Exchange Commission on March 1, 2021.

Registration No. 333-253557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Austerlitz Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1583275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 Village Center Circle

Las Vegas, NV

(702) 323-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Gravelle

1701 Village Center Circle

Las Vegas, NV 89134

(702) 323-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Derek J. Dostal, Esq. Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-253557

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$25,093
Class A ordinary shares included as part of the Units(4)	23,000,000 shares	—	—	— (5)
Redeemable warrants included as part of the Units(4)	5,750,000 warrants	—	—	— (5)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units	5,750,000 shares	$11.50	$66,125,000	$7,215(6)
Total			$296,125,000	$32,308

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252933). Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	$25,093 of the registration fee was previously paid.
(4)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	No fee pursuant to Rule 457(g).
(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-253557), declared effective on February 26, 2021, and is being filed pursuant to Rule 462 only to compute the registration fee associated with the 5,750,000 Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units registered under the Registration Statement based on the initial offering price of $11.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on the 1st day of March, 2021.

AUSTERLITZ ACQUISITION CORPORATION II
By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* David W. Ducommun	President (Principal Executive Officer)	March 1, 2021

* Bryan D. Coy	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2021

* William P. Foley, II	Founder and Director	March 1, 2021

/s/ Hugh R. Harris	Director	March 1, 2021
Hugh R. Harris

/s/ Mark D. Linehan	Director	March 1, 2021
Mark D. Linehan

/s/ Erika Meinhardt	Director	March 1, 2021
Erika Meinhardt

/s/ Richard N. Massey	Director	March 1, 2021
Richard N. Massey

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact